Exhibit 99.1

NEWS RELEASE

For information, contact:

Media – Susan Moore (713) 309-4645

Investors – Doug Pike (713) 309-7141

Lyondell Reports Third-Quarter 2006 Results

Highlights

•	Net income—$57 million or 22 cents per share
•	Earnings reflect improved business results and pretax charges:
•	$176 million: refinery acquisition
•	$106 million: impairment of Lake Charles ethylene plant
•	$31 million: mutual insurance consortium and debt prepayment
•	Mid-August acquisition of CITGO’s 41.25 percent of Houston refinery and new market-based crude contract with PDVSA

HOUSTON (Oct. 26, 2006) – Lyondell Chemical Company (NYSE: LYO) today announced net income for the third quarter 2006 of $57 million, or 22 cents per share on a fully diluted basis. These results include after-tax charges of $114 million related to an August 2006 refinery transaction and $69 million for the impairment of the net book value of the Lake Charles, La., ethylene facility. [See Table 2 below for additional charges.] These results compare with net income of $10 million, or 4 cents per share, for the third quarter 2005, and net income of $160 million, or 62 cents per share, for the second quarter 2006. For the first nine months of 2006, net income was $507 million, or $1.96 per share on a fully diluted basis, including the charges described above, compared with $390 million, or $1.50 per share, during the first nine months of 2005.

Table 1—Lyondell Earnings Summary

Millions of dollars, except per share amounts	3Q 2006	3Q 2005	2Q 2006	1st Nine Months 2006	1st Nine Months 2005
Sales and other operating revenues	$6,154	$4,790	$5,072	$15,983	$13,606
Net income	57	10	160	507	390
Basic earnings per share	0.23	0.04	0.65	2.05	1.59
Diluted earnings per share (a)	0.22	0.04	0.62	1.96	1.50
Basic weighted average shares outstanding (millions)	247.7	246.5	247.4	247.3	245.6
Diluted weighted average shares outstanding (millions) (a)	260.5	260.4	260.1	260.0	259.7

(a)	Includes the dilutive effect of the convertible debentures, stock options and warrants.

Table 2 – Charges (Benefits) Included in Lyondell’s Results

Millions of dollars	3Q 2006	3Q 2005	2Q 2006	1st Nine Months 2006	1st Nine Months 2005
Pretax charges (benefits):
Lake Charles ethylene facility impairment (a)	$106	$–	$–	$106	$–
Lake Charles TDI plant impairment (b)	–	195	–	–	195
Refining segment contract termination cost (c)	176	–	–	176	–
Houston Refining LP—related settlement (d)	–	–	–	(70)	–
Mutual insurance consortia losses	10	30	–	15	44
Debt retirement charges	21	7	–	21	28

Net after-tax effect	203	151	–	161	174
Effect on diluted earnings per share	0.78	0.58	–	0.62	0.67

(a)	Represents impairment of the carrying value of the Lake Charles, La., ethylene facility and related assets, which is part of the Ethylene, Co-Products & Derivatives segment.
(b)	Represents impairment of the carrying value of the Lake Charles, La., toluene diisocyanate (TDI) facility, which is part of the PO & Related Products segment.
(c)	Represents Lyondell’s 58.75 percent share of the cost to terminate Houston Refining LP’s (“Houston Refining”) previous crude supply agreement.
(d)	Represents the impact of the resolution of various matters among Houston Refining, its owners and their affiliates.

Aside from the previously mentioned charges, third-quarter business results improved versus the second quarter 2006, with strength in both chemicals and refining. The ethylene segment benefited from increased prices, while propylene oxide (PO) and PO derivatives reported higher sales volumes and margins. Refining segment results improved, primarily as a result of increased ownership in the Houston refinery and the related change in the crude supply contract.

“ In a period of continued volatility in the energy and chemical markets, our product mix and operating flexibility performed well, producing strong third-quarter results. In addition, the refinery continued to set new records and operate above stated capacity for the second quarter in a row,” said Dan F. Smith, president and CEO of Lyondell Chemical Company. “Our strong results positioned us to call an additional $430 million of debt on Oct. 24. After completing this prepayment, debt repayment will approach $900 million for the year.”

OUTLOOK

Through October, ethylene chain margins have remained strong despite price declines in response to energy prices. However, there are continued pressures as a result of inventory destocking, seasonal demand patterns and continued energy price volatility. PO and PO derivative product prices, margins and volumes are generally more stable. In fuel products, margins are following typical seasonal trends, as energy-price volatility is coupled with the expected slowdown between the summer driving and winter heating seasons.

“The fundamental economic and market conditions for our industry continue to be quite good, despite the increased turbulence caused by the energy markets. I believe that somewhat lower energy prices ultimately will serve as a positive stimulus to extend the chemical cycle,”

said Smith. “The new crude supply contract and 100 percent ownership of the refinery are expected to provide strong cash flow, in addition to further expanding the diversification of our portfolio. We appreciate the investment community’s favorable response to the transaction.”

LYONDELL BUSINESS RESULTS DISCUSSION BY REPORTING SEGMENT

Lyondell operates in four segments: 1) Ethylene, co-products and derivatives; 2) PO and related products; 3) Inorganic chemicals; and 4) Refining.

Ethylene, Co-products and Derivatives Segment – The primary products of this segment are ethylene, ethylene co-products (propylene, butadiene and benzene), and derivatives of ethylene (polyethylene, ethylene oxygenates and vinyl acetate monomer or VAM).

Table 3 – Ethylene, Co-Products & Derivatives Financial Overview (a)

Millions of dollars	3Q 2006	3Q 2005	2Q 2006	1st Nine Months 2006	1st Nine Months 2005
Sales and other operating revenues	$3,603	$2,988	$3,401	$10,156	$8,811
Operating income (b)	173	21	181	653	613
EBITDA (c)	372	116	279	1,048	896

(a)	See Table 7 for additional segment information.
(b)	Operating income for the third quarter and first nine months of 2006 included an impairment charge of $106 million, which is excluded from EBITDA.
(c)	See Table 10 for a reconciliation of segment EBITDA to net income of Lyondell.

Third-quarter 2006 results include a pretax charge of $106 million related to the impairment of the net book value of the Lake Charles ethylene facility.

3Q06 v. 2Q06 – Ethylene and ethylene derivative product sales volumes decreased by approximately 95 million pounds (3 percent) versus the second quarter 2006. Quarterly average prices for ethylene, polyethylene and ethylene glycol each increased by approximately 4 cents per pound, compared with the second quarter 2006. The company’s average cost-of-ethylene-production metric (COE) was relatively unchanged versus the second quarter as increases in the natural-gas-based raw material component of the metric were offset by declines in the crude-oil-based raw material component. Acetyls results were unchanged as margin increases were offset by lower sales volumes.

3Q06 v. 3Q05 – Ethylene and ethylene derivative product sales volumes were comparable to the third quarter 2005. The quarterly average prices for ethylene, polyethylene and ethylene glycol increased by approximately 9 cents per pound, 12 cents per pound and 5 cents per pound, respectively. The company’s average COE metric increased by approximately

1 cent per pound, primarily due to increased natural-gas-based raw material costs. Acetyls results improved by approximately $10 million as increased product prices and margins more than offset the impact of reduced methanol sales volumes.

PO and Related Products Segment – The principal products of the PO and related products segment include PO, PO derivatives (propylene glycol, propylene glycol ethers, butanediol and butanediol derivatives), styrene, methyl tertiary butyl ether (MTBE) and toluene diisocyanate (TDI).

Table 4 – PO & Related Products Financial Overview (a)

Millions of dollars	3Q 2006	3Q 2005	2Q 2006	1st Nine Months 2006	1st Nine Months 2005
Sales and other operating revenues	$1,900	$1,843	$1,763	$5,307	$4,923
Operating income (b)	133	65	108	358	281
EBITDA (c)	195	321	170	540	653

(a)	See Table 7 for additional segment information.
(b)	Operating income for the third quarter and first nine months of 2005 included an impairment charge of $195 million, which is excluded from EBITDA.
(c)	See Table 10 for a reconciliation of segment EBITDA to net income of Lyondell.

Third-quarter 2005 results included a $195 million charge related to the impairment of the Lake Charles TDI facility.

3Q06 v. 2Q06 – Overall results increased by approximately $25 million versus the second quarter 2006. PO and PO derivative results increased by approximately $25 million due to an approximate 50 million pound (7 percent) increase in sales volumes and increased margins. MTBE, styrene and TDI results were relatively unchanged.

3Q06 v. 3Q05 – MTBE results declined by approximately $170 million due to lower margins as raw material margins declined by approximately 95 cents per gallon from record performance in last year’s hurricane-impacted quarter. TDI results increased by approximately $35 million (excluding the impairment) to roughly break even due to a combination of increased prices coupled with lower ongoing operating costs resulting from last year’s shutdown of the Lake Charles TDI facility. PO and PO derivative results increased by approximately $10 million due to a combination of increased margins and sales volume. Styrene results were unchanged.

Inorganic Chemicals Segment – The principal product of the inorganic chemicals segment is titanium dioxide (TiO2).

Table 5 – Inorganic Chemicals Financial Overview (a)

Millions of dollars	3Q 2006	3Q 2005	2Q 2006	1st Nine Months 2006	1st Nine Months 2005
Sales and other operating revenues	$341	$345	$359	$1,042	$1,005
Operating income	(5)	(16)	5	20	21
EBITDA (b)	25	3	33	102	102

(a)	See Table 7 for additional segment information.
(b)	See Table 10 for a reconciliation of segment EBITDA to net income of Lyondell.

3Q06 v. 2Q06 – Sales volumes declined by approximately 9,000 metric tons due to decreased U.S. industry demand and European production problems. Average sales prices declined by approximately $15 per metric ton.

3Q06 v. 3Q05 – Sales prices increased by approximately $50 per metric ton while operating costs declined, resulting in approximately a $25 million improvement in results. This was partially offset by a 10,000 metric ton reduction in sales volume.

Refining Segment – Lyondell owned a 58.75 percent interest in Houston Refining LP (formerly known as LYONDELL-CITGO Refining LP) prior to Aug. 16, 2006, at which time Lyondell purchased the remaining 41.25 percent interest from CITGO Petroleum Corporation.

Table 6—Refining Financial Overview – 100% Basis (a)

Millions of dollars	3Q 2006	3Q 2005	2Q 2006	1st Nine Months 2006	1st Nine Months 2005
Sales and other operating revenues	$2,288	$2,202	$2,411	$6,793	$5,301
Operating income (b)	(98)	100	163	227	255
EBITDA (b) (c)	(54)	130	194	333	341

(a)	The Refining segment information presented above represents the historical operating results of Houston Refining on a 100 percent basis, and does not reflect purchase accounting adjustments. See Table 7 for additional segment information.
(b)	Operating income for the first nine months of 2006 includes third quarter 2006 charges of $300 million for the termination of the previous crude supply contract with PDVSA and a second quarter charge of $8 million representing reimbursement to Lyondell of legal fees and expenses paid by Lyondell on behalf of Houston Refining related to a settlement.
(c)	See Table 10 for a reconciliation of segment EBITDA to net income of Houston Refining.

Prior to Aug. 16, Lyondell’s interest was accounted for by the equity method. As a result of the acquisition, Houston Refining’s operations are consolidated from Aug. 16.

Third-quarter Houston Refining results included a $300 million charge related to the cancellation of the previous crude supply contract with Petróleos de Venezuela S.A. (PDVSA). The refining results summarized in Table 6 reflect the full charge; however, only 58.75 percent, or $176 million, of the charge is included in Lyondell’s results of operations. The remaining $124 million is included in the purchase price.

The following review is on a 100 percent basis.

3Q06 v. 2Q06 – Crude processing rates averaged 270,000 barrels per day, unchanged versus the second quarter 2006. Margins increased by approximately $50 million due to a combination of improved Venezuelan crude contract margins and the absence of negative impacts related to second-quarter catalyst changes and property tax changes. Lower spot crude margins offset a portion of the margin improvement.

3Q06 v. 3Q05 – Crude processing rates increased by 25,000 barrels per day to 270,000 barrels per day versus the hurricane-impacted third quarter of 2005. Spreads on non-Venezuelan crude were relatively unchanged versus last year, while the spread on Venezuelan crude increased by several dollars per barrel.

Cash Distributions and Debt Reduction

Equistar Chemicals, LP to Lyondell Chemical Company and Millennium Chemicals Inc. – During the third quarter 2006, Lyondell Chemical Company received $53 million of distributions from Equistar. Millennium received $22 million from Equistar during the third quarter 2006.

Millennium to Lyondell Chemical Company – There were no dividends paid by Millennium to Lyondell Chemical Company during the third quarter 2006.

Debt Reduction – During the third quarter, Millennium prepaid $10 million of debt.

Receivable Facilities Utilization – As of Sept. 30, 2006, Lyondell’s receivable facility was unutilized and Equistar’s receivable facility was utilized at $90 million.

Third-Quarter Financing Activity – Lyondell completed several financing activities related to the refinery transaction during the quarter, ultimately leading to:

•	Issuance of $1.775 billion in new 7-year term loans

•	Issuance of a new $1.06 billion 5-year revolving credit facility

•	Issuance of $875 million of new 8 percent, 8-year unsecured bonds

•	Issuance of $900 million of new 8 1/4 percent, 10-year unsecured bonds

•	Elimination of Lyondell Chemical Company’s previous revolving credit facility

•	Elimination of Houston Refining’s previous term loans and revolving credit facility

•	Repayment of $760 million of the 9 5/8 percent bonds due 2007

Subsequent Financing Activity –

•	On Oct. 6, Lyondell called for repayment the remaining $87 million of the 9 5/8 percent bonds due in 2007.

•	On Oct. 24, Lyondell called for repayment the remaining $430 million of its 9 1/2 percent bonds due in 2008.

CONFERENCE CALL

Lyondell will host a conference call today, Oct. 26, 2006, at 11:30 a.m. Eastern Time (ET). Participating on the call will be: Dan F. Smith, President and CEO; Morris Gelb, Executive Vice President and COO; T. Kevin DeNicola, Senior Vice President and CFO; and Doug Pike, Vice President of Investor Relations. The dial-in numbers are 888-391-2385 (U.S. – toll free) and 517-645-6239 (international). The pass code for each is Lyondell. The call will be broadcast live on the Investor Relations page of the company’s web site, www.lyondell.com/earnings.

A replay of the call will be available from 1:30 p.m. ET Oct. 26 to 6 p.m. ET on Nov. 3. The dial-in numbers are 888-562-0231 (U.S.) and 203-369-3168 (international). The pass code for each is 5549. Web replay will be available at 2:30 p.m. ET Oct. 26 on the Investor Relations page of the company’s web site, www.lyondell.com/earnings.

Reconciliations of non-GAAP financial measures to GAAP financial measures, together with any other applicable disclosures, including this earnings release, will be available at 11:30 a.m. ET Oct. 26 at www.lyondell.com/earnings.

ABOUT LYONDELL

Lyondell Chemical Company, headquartered in Houston, Texas, is North America’s third-largest independent, publicly traded chemical company. Lyondell is a major global manufacturer of basic chemicals and derivatives including ethylene, propylene, titanium dioxide, styrene, polyethylene, propylene oxide and acetyls. It also is a refiner of heavy, high-sulfur crude oil and a significant producer of gasoline-blending components. Lyondell is a global company operating on five continents and employs approximately 11,000 people worldwide.

FORWARD-LOOKING STATEMENTS

The statements in this release and the related teleconference relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of management, and are subject to significant risks and uncertainties. Actual results could differ materially based on factors including, but not limited to, availability, cost and price volatility of raw materials and utilities; supply/demand balances; industry production capacities and operating rates; uncertainties associated with the U.S. and worldwide economies; legal, tax and environmental proceedings; cyclical nature of the chemical and refining industries; operating interruptions; current and potential governmental regulatory actions; terrorist acts; international political unrest; competitive products and pricing; Lyondell’s ability to implement its business strategies, including whether the expected benefits of Lyondell’s acquisition of Houston Refining are achieved to the extent and in the time period anticipated; risks of doing business outside of the U.S.; access to capital markets; technological developments; and other risk factors. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Lyondell, Equistar and Millennium Annual Reports on Form 10-K for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q for the quarter ended September 30, 2006, which will be filed with the SEC in November 2006, and Lyondell’s Current Report on Form 8-K filed on September 7, 2006.

###

SOURCE: Lyondell Chemical Company; Equistar Chemicals, LP; Millennium Chemicals Inc.

Table 7 - Selected Unaudited Segment Financial Information (a)

	For the three months ended			For the nine months ended September 30,
	September 30,		June 30, 2006
(Millions of dollars)	2006	2005		2006	2005
Sales and other operating revenues: (b)
Ethylene, Co-Products & Derivatives	$3,603	$2,988	$3,401	$10,156	$8,811
PO & Related Products	1,900	1,843	1,763	5,307	4,923
Inorganic Chemicals	341	345	359	1,042	1,005
Refining	2,288	2,202	2,411	6,793	5,301

Operating income:
Ethylene, Co-Products & Derivatives (c)	$173	$21	$181	$653	$613
PO & Related Products (d)	133	65	108	358	281
Inorganic Chemicals	(5)	(16)	5	20	21
Refining (e)	(98)	100	163	227	255

Depreciation and amortization:
Ethylene, Co-Products & Derivatives	$94	$95	$96	$288	$286
PO & Related Products	57	59	59	172	177
Inorganic Chemicals	24	26	25	73	76
Refining	44	30	31	106	86

EBITDA: (f)
Ethylene, Co-Products & Derivatives	$372	$116	$279	$1,048	$896
PO & Related Products	195	321	170	540	653
Inorganic Chemicals	25	3	33	102	102
Refining (e)	(54)	130	194	333	341

Capital expenditures:
Ethylene, Co-Products & Derivatives	$44	$34	$43	$110	$103
PO & Related Products	21	6	18	54	28
Inorganic Chemicals	19	13	13	42	32
Refining	61	38	49	170	121

(a)	See Table 9 for a reconciliation of segment information for the three months and nine months ended September 30, 2006 and 2005 and for the three months ended June 30, 2006 to consolidated Lyondell financial information. The Refining information presented above represents operating results of Houston Refining LP (“Houston Refining”) on a 100 percent basis. Lyondell acquired the remaining 41.25 percent of Houston Refining on August 16, 2006 (the “August 2006 Acquisition”). From August 16, 2006, depreciation and amortization, as well as operating income, reflect the effects of that acquisition. See Tables 21 through 23 for additional Houston Refining financial information.
(b)	Sales include sales to affiliates and intersegment sales.
(c)	Includes a $106 million charge for the three and nine months ended September 30, 2006 for the impairment of the carrying value of the Lake Charles, La., ethylene facility.
(d)	Includes a $195 million charge for the three and nine months ended September 30, 2005 for the impairment of the carrying value of the Lake Charles, La., TDI facility.
(e)	Includes a charge for the three and nine months ended September 30, 2006 of $300 million for the termination of Houston Refining’s previous crude supply agreement with PDVSA and a charge for the three months ended June 30, 2006 and the nine months ended September 30, 2006 of $8 million representing reimbursement to Lyondell of legal fees and expenses paid by Lyondell on behalf of Houston Refining related to the settlement.
(f)	See Table 10 for reconciliation of segment EBITDA to net income.

Table 8 - Selected Segment Sales Volumes (a) (b)

	For the three months ended			For the nine months ended
	September 30,		June 30, 2006	September 30,
	2006	2005		2006	2005
Ethylene, Co-Products and Derivatives (in millions)
Ethylene and derivatives (pounds)	2,836	2,834	2,930	8,637	8,590
Polyethylene included above (pounds)	1,353	1,409	1,489	4,175	4,087
Co-products, nonaromatic (pounds)	2,171	1,899	2,154	6,291	5,795
Aromatics (gallons)	89	100	88	266	309

PO and Related Products (in millions)
PO and derivatives (pounds)	813	790	763	2,410	2,405
Co-products:
Styrene monomer (pounds)	1,208	953	1,031	3,221	2,980
MTBE and other TBA derivatives (gallons)	321	298	290	908	878

Inorganic Chemicals (thousand metric tons)
TiO2	149	160	158	458	456

Refined products (thousand barrels per day)
Gasoline	112	125	116	114	117
Diesel and heating oil	84	85	82	90	86
Jet fuel	22	16	11	14	15
Aromatics	7	7	7	7	8
Other refined products	112	92	118	115	83

Total refined products volumes	337	325	334	340	309

Refinery Runs
Crude processing rates (thousand barrels per day)
Crude oil contract	214	212	227	221	199
Other crude oil	56	33	44	47	34

Total crude oil	270	245	271	268	233

(a)	The Refining information presented above represents the historical operating results of Houston Refining on a 100 percent basis.
(b)	Sales volumes include sales to affiliates and intersegment sales.

Table 9 - Reconciliation of Segment Information to Consolidated Lyondell Financial Information

(Millions of dollars)	Sales and other operating revenues	Operating income (loss)	Depreciation and amortization	Capital expenditures
For the three months ended September 30, 2006:

Segment Data
Ethylene, Co-Products & Derivatives	$3,603	$173	$94	$44
PO & Related Products	1,900	133	57	21
Inorganic Chemicals	341	(5)	24	19
Refining (a)	1,083	81	28	29
Other (b)	(773)	—	2	2

Total	$6,154	$382	$205	$115

For the three months ended September 30, 2005:

Segment Data
Ethylene, Co-Products & Derivatives	$2,988	$21	$95	$34
PO & Related Products	1,843	65	59	6
Inorganic Chemicals	345	(16)	26	13
Other (b)	(386)	(5)	2	—

Total	$4,790	$65	$182	$53

For the three months ended June 30, 2006:

Segment Data
Ethylene, Co-Products & Derivatives	$3,401	$181	$96	$43
PO & Related Products	1,763	108	59	18
Inorganic Chemicals	359	5	25	13
Other (b)	(451)	(1)	1	2

Total	$5,072	$293	$181	$76

For the nine months ended September 30, 2006:

Segment Data
Ethylene, Co-Products & Derivatives	$10,156	$653	$288	$110
PO & Related Products	5,307	358	172	54
Inorganic Chemicals	1,042	20	73	42
Refining (a)	1,083	81	28	29
Other (b)	(1,605)	(5)	6	4

Total	$15,983	$1,107	$567	$239

For the nine months ended September 30, 2005:

Segment Data
Ethylene, Co-Products & Derivatives	$8,811	$613	$286	$103
PO & Related Products	4,923	281	177	28
Inorganic Chemicals	1,005	21	76	32
Other (b)	(1,133)	(10)	6	2

Total	$13,606	$905	$545	$165

(a)	The Refining segment information reflects the consolidation of Houston Refining prospectively from August 16, 2006. For periods prior to August 16, 2006, Houston Refining was accounted for as an equity investment.
(b)	Includes elimination of intersegment transactions and items not allocated to segments.

Table 10 - Reconciliation of Segment EBITDA to Net Income

(Millions of dollars)	For the three months ended			For the nine months ended
	September 30,		June 30, 2006	September 30,
	2006	2005		2006	2005
LYONDELL
Segment EBITDA:
Ethylene, Co-Products & Derivatives	$372	$116	$279	$1,048	$896
PO & Related Products	195	321	170	540	653
Inorganic Chemicals	25	3	33	102	102
Refining (a)	109	—	—	109	—
Other	4	(1)	—	76	(2)
Add:
Income (loss) from equity investment in Houston Refining (a)	(104)	53	86	73	139
Deduct:
Depreciation and amortization	(205)	(182)	(181)	(567)	(545)
Interest expense, net	(158)	(149)	(125)	(411)	(462)
Benefit from (provision for) income taxes	(48)	54	(98)	(324)	(160)
Charges related to impairment of assets	(112)	(198)	(4)	(118)	(203)
Debt prepayment premiums and charges	(21)	(7)	—	(21)	(28)

Lyondell net income	$57	$10	$160	$507	$390

Refining EBITDA (b)	$(54)	$130	$194	$333	$341
Deduct:
Depreciation and amortization	(44)	(30)	(31)	(106)	(86)
Interest expense, net	(17)	(9)	(12)	(40)	(26)
Income taxes	8	—	(8)	—	—

Houston Refining net income	$(107)	$91	$143	$187	$229

(a)	The Refining segment information reflects the consolidation of Houston Refining prospectively from August 16, 2006. For periods prior to August 16, 2006, Houston Refining was accounted for as an equity investment.
(b)	The Refining information presented represents operating results of Houston Refining on a 100 percent basis.

Table 11 - Lyondell Unaudited Income Statement Information (a)

	For the three months ended			For the nine months ended
	September 30,		June 30, 2006	September 30,
(Millions of dollars, except per share data)	2006	2005		2006	2005
Sales and other operating revenues	$6,154	$4,790	$5,072	$15,983	$13,606
Cost of sales	5,593	4,548	4,586	14,350	12,211
Selling, general and administrative expenses	156	154	169	456	422
Research and development expenses	23	23	24	70	68

Operating income	382	65	293	1,107	905
Income (loss) from equity investment in Houston Refining (b)	(104)	53	86	73	139
Income from other equity investments	2	2	3	4	2
Interest expense, net	(158)	(149)	(125)	(411)	(462)
Other income (expense), net	(17)	(15)	1	58	(34)

Income (loss) before income taxes	105	(44)	258	831	550
Provision for (benefit from) income taxes	48	(54)	98	324	160

Net income	$57	$10	$160	$507	$390

Basic earnings per share	$0.23	$0.04	$0.65	$2.05	$1.59

Diluted earnings per share	$0.22	$0.04	$0.62	$1.96	$1.50

Weighted average shares (in millions):
Basic	247.7	246.5	247.4	247.3	245.6

Diluted	260.5	260.4	260.1	260.0	259.7

(a)	Results of operations reflect the consolidation of Houston Refining prospectively from August 16, 2006. For periods prior to August 16, 2006, Houston Refining was accounted for as an equity investment.
(b)	Includes a $176 million charge for the three and nine months ended September 30, 2006 representing Lyondell’s 58.75 percent share of the $300 million cost to terminate Houston Refining’s previous crude supply agreement.

Table 12 - Lyondell Unaudited Cash Flow Information (a)

	For the nine months ended September 30,
(Millions of dollars)	2006	2005
Net income	$507	$390
Adjustments:
Depreciation and amortization	567	545
Asset impairments	118	203
Equity investments -
Amounts included in net income	(77)	(141)
Distributions of earnings	73	140
Deferred income taxes	108	112
Debt prepayment premiums and charges	21	28
Changes in assets and liabilities:
Accounts receivable	(185)	(345)
Inventories	(163)	(142)
Accounts payable	(144)	322
Other, net	(206)	(34)

Cash provided by operating activities	619	1,078

Acquisition of Houston Refining and related payments, net of cash acquired	(2,413)	—
Contributions and advances to affiliates	(82)	(90)
Expenditures for property, plant and equipment	(239)	(165)
Distributions from affiliates in excess of earnings	117	123
Other	6	3

Cash used in investing activities	(2,611)	(129)

Issuance of long-term debt	4,357	99
Repayment of long-term debt (b)	(2,114)	(1,072)
Net borrowings on revolving credit facility	6	—
Dividends paid	(167)	(167)
Proceeds from stock option exercises	14	46
Other	—	4

Cash provided by (used in) financing activities	2,096	(1,090)

Effect of exchange rate changes on cash	4	(11)

Increase (decrease) in cash and cash equivalents	$108	$(152)

(a)	Houston Refining became a wholly-owned subsidiary as of August 16, 2006. Prior to August 16, 2006, Lyondell’s investment in Houston Refining was accounted for on an equity basis.
(b)	Includes prepayment premiums in the nine months ended September 30, 2006 and 2005 of $27 million and $31 million, respectively.

Table 13 - Lyondell Unaudited Balance Sheet Information (a) (b)

(Millions of dollars)	September 30, 2006	December 31, 2005
Cash and cash equivalents	$701	$593
Accounts receivable, net	2,370	1,677
Inventories	2,183	1,657
Prepaid expenses and other current assets	109	176
Deferred tax assets	233	198

Total current assets	5,596	4,301
Property, plant and equipment, net	9,104	6,530
Investments and long-term receivables:
Investment in PO joint ventures	777	776
Investment in and receivable from Houston Refining	—	186
Other investments and long-term receivables	124	114
Goodwill, net	2,134	2,245
Other assets, net	948	828

Total assets	$18,683	$14,980

Current maturities of long-term debt	$109	$319
Accounts payable	2,119	1,453
Accrued liabilities	1,028	797

Total current liabilities	3,256	2,569
Long-term debt	8,494	5,974
Other liabilities	1,726	1,786
Deferred income taxes	1,562	1,463
Minority interest	171	180
Stockholders’ equity (248,479,864 and 247,050,234 shares outstanding at September 30, 2006 and December 31, 2005, respectively)	3,474	3,008

Total liabilities and stockholders’ equity	$18,683	$14,980

(a)	Reflects Lyondell and its consolidated subsidiaries including Houston Refining at September 30, 2006. Prior to August 16, 2006, Lyondell’s investment in Houston Refining was accounted for on an equity basis.
(b)	The purchase price allocation and other information related to Houston Refining used in the preparation of this financial data are preliminary. Lyondell is seeking additional information related to the fair value of certain assets acquired and liabilities assumed. The finalization of these matters is not expected to have a material effect on the purchase price allocation.

Table 14 - Lyondell Selected Equity Investment Activity

(Millions of dollars)	For the nine months ended September 30, 2006	For the twelve months ended December 31, 2005
Investment in Houston Refining, beginning of period	$(90)	$(37)
Lyondell’s share of Houston Refining net income	73	123
Cash distributions from Houston Refining	(190)	(303)
Cash contributions to Houston Refining	64	128
Consolidation of Houston Refining	143	—
Other	—	(1)

Investment in Houston Refining, end of period	$—	$(90)

Investment in and receivable from Houston Refining	September 30, 2006	December 31, 2005

Investment in Houston Refining	$—	$(90)
Houston Refining note receivable	—	229
Houston Refining interest receivable	—	47

Total	$—	$186

Tables 15 through 23 represent additional financial information on a 100% basis for Equistar, Millennium and Houston Refining LP.

Table 15 - Equistar Unaudited Income Statement Information (a)

(Millions of dollars)	For the three months ended			For the nine months ended
	September 30,		June 30, 2006	September 30,
	2006	2005		2006	2005
Sales and other operating revenues (b)	$3,480	$2,867	$3,278	$9,794	$8,428
Cost of sales	3,151	2,776	3,028	8,849	7,640
Impairment charge	135	—	—	135	—
Selling, general and administrative expenses	54	53	61	163	151
Research and development expenses	8	8	9	25	25

Operating income	132	30	180	622	612
Interest expense, net	(55)	(56)	(52)	(160)	(164)
Other income (expense)	1	(2)	—	—	(2)

Net income (c)	$78	$(28)	$128	$462	$446

(a)	Represents information for Equistar on the basis reflected in Equistar’s financial statements as filed in its Annual Report on Form 10-K.
(b)	Sales and other operating revenues include sales to affiliates.
(c)	As a partnership, Equistar is not subject to federal income taxes.

Table 16 - Equistar Unaudited Balance Sheet Information (a)

(Millions of dollars)	September 30, 2006	December 31, 2005
Cash and cash equivalents	$38	$215
Accounts receivable, net	1,265	924
Inventories	791	657
Prepaid expenses and other current assets	37	53

Total current assets	2,131	1,849
Property, plant and equipment, net	2,847	3,063
Investments	65	58
Other assets, net	310	350

Total assets	$5,353	$5,320

Current maturities of long-term debt	$—	$150
Accounts payable	878	735
Accrued liabilities	247	275

Total current liabilities	1,125	1,160
Long-term debt	2,160	2,161
Other liabilities and deferred revenues	398	416
Partners’ capital	1,670	1,583

Total liabilities and partners’ capital	$5,353	$5,320

(a)	Represents information for Equistar on the basis reflected in Equistar’s financial statements as filed in its Annual Report on Form 10-K.

Table 17 - Equistar Unaudited Cash Flow Information (a)

(Millions of dollars)	For the nine months ended September 30,
	2006	2005
Net income	$462	$446
Adjustments:
Depreciation and amortization	243	238
Asset impairment	135	—
Deferred maintenance turnaround expenditures	(11)	(51)
Changes in assets and liabilities:
Accounts receivable	(341)	(191)
Inventories	(138)	(94)
Accounts payable	142	340
Other, net	(42)	(26)

Cash provided by operating activities	450	662

Expenditures for property, plant and equipment	(105)	(103)
Other	2	3

Cash used in investing activities	(103)	(100)

Distributions to owners	(375)	(475)
Repayment of long-term debt	(150)	(1)
Other	1	7

Cash used in financing activities	(524)	(469)

Increase (decrease) in cash and cash equivalents	$(177)	$93

(a)	Represents information for Equistar on the basis reflected in Equistar’s financial statements as filed in its Annual Report on Form 10-K.

Table 18 - Millennium Unaudited Income Statement Information (a)

(Millions of dollars)	For the three months ended			For the nine months ended
	September 30,		June 30, 2006	September 30,
	2006	2005		2006	2005
Sales and other operating revenues (b)	$496	$489	$509	$1,489	$1,457
Cost of sales	434	448	445	1,317	1,237
Selling, general and administrative expenses	33	77	44	112	165
Research and development expenses	6	5	7	19	17
Asset impairments	6	3	4	12	8
Other	—	2	—	1	2

Operating income (loss)	17	(46)	9	28	28
Interest expense, net	(19)	(24)	(20)	(52)	(73)
Other income (expense), net (c)	2	(18)	49	23	(22)

Income (loss) before equity investment, minority interest and income taxes	—	(88)	38	(1)	(67)
Income (loss) from equity investment in Equistar	23	(8)	38	136	132

Income (loss) before income taxes and minority interest	23	(96)	76	135	65
Provision for (benefit from) income taxes	6	(26)	(39)	(31)	31

Income (loss) before minority interest	17	(70)	115	166	34
Minority interest	—	(2)	(1)	(2)	(4)

Net income (loss)	$17	$(72)	$114	$164	$30

(a)	Represents information for Millennium on the basis reflected in Millennium’s financial statements as filed in its Annual Report on Form 10-K.
(b)	Sales and other operating revenues include sales to affiliates.
(c)	Other income (expense), net, for the three months ended June 30, 2006 and nine months ended September 30, 2006 included net credits of $49 million and $31 million, respectively, related to prior years’ income tax issues.

Table 19 - Millennium Unaudited Balance Sheet Information (a)

(Millions of dollars)	September 30, 2006	December 31, 2005
Cash and cash equivalents	$150	$279
Accounts receivable, net	348	361
Inventories	403	429
Prepaid expenses and other current assets	32	64
Deferred tax assets	65	15

Total current assets	998	1,148
Property, plant and equipment, net	646	647
Investments in Equistar	489	464
Goodwill	104	104
Other assets, net	104	110

Total assets	$2,341	$2,473

Current maturities of long-term debt	$20	$169
Accounts payable	311	367
Accrued liabilities	162	156

Total current liabilities	493	692
Long-term debt	868	966
Other liabilities	612	644
Deferred income taxes	173	167
Minority interest	46	42
Stockholder’s equity (deficit) (1,000 shares authorized; 661 shares issued at September 30, 2006 and December 31, 2005)	149	(38)

Total liabilities and stockholder’s equity	$2,341	$2,473

(a)	Represents information for Millennium on the basis reflected in Millennium’s financial statements as filed in its Annual Report on Form 10-K.

Table 20 - Millennium Unaudited Cash Flow Information (a)

(Millions of dollars)	For the nine months ended September 30,
	2006	2005
Net income	$164	$30
Adjustments:
Asset impairments	12	8
Depreciation and amortization	77	82
Debt prepayment charges and premiums	7	10
Deferred income taxes	(37)	(18)
Equity investment in Equistar -
Amounts included in net income	(136)	(132)
Distributions of earnings	111	132
Changes in assets and liabilities:
Accounts receivable	22	(10)
Inventories	36	(19)
Accounts payable	(60)	(26)
Other, net	(21)	59

Cash provided by operating activities	175	116

Expenditures for property, plant and equipment	(51)	(34)
Distributions from Equistar in excess of earnings	—	8
Other	1	—

Cash used in investing activities	(50)	(26)

Repayment of long-term debt	(259)	(349)
Issuance of long-term debt	1	99
Net borrowings on revolving credit facility	6	—
Contribution from Lyondell	—	6
Distributions to minority interests	—	(5)
Other	(4)	(1)

Cash used in financing activities	(256)	(250)

Effect of exchange rate changes on cash	2	(6)

Decrease in cash and cash equivalents	$(129)	$(166)

(a)	Represents information for Millennium on the basis reflected in Millennium’s financial statements as filed in its Annual Report on Form 10-K.

Table 21 - Houston Refining Unaudited Income Statement Information (a)

(Millions of dollars)	For the three months ended			For the nine months ended
	September 30,		June 30, 2006	September 30,
	2006	2005		2006	2005
Sales and other operating revenues (b)	$2,288	$2,202	$2,411	$6,793	$5,301
Cost of sales	2,072	2,091	2,232	6,219	5,012
Termination of Crude Supply Agreement	300	—	—	300	—
Selling, general and administrative expenses	14	11	16	47	34

Operating income (loss)	(98)	100	163	227	255
Interest expense, net	(17)	(9)	(12)	(40)	(26)

Income (loss) before income taxes	(115)	91	151	187	229
Provision for (benefit from) income taxes (c)	(8)	—	8	—	—

Net income (loss)	$(107)	$91	$143	$187	$229

EBITDA (d)	$(54)	$130	$194	$333	$341

(a)	The Refining information presented represents operating results of Houston Refining on a 100 percent basis. The effects of the August 2006 Acquisition are included prospectively from the date of acquisition.
(b)	Sales and other operating revenues include sales to affiliates.
(c)	Amounts reflected represent Texas state income tax. As a partnership, Houston Refining is not subject to federal income taxes.
(d)	See Table 10 for reconciliation of Houston Refining’s net income to EBITDA.

Table 22 - Houston Refining Unaudited Balance Sheet Information (a)

(Millions of dollars)	September 30, 2006	December 31, 2005
Total current assets	$792	$418
Property, plant and equipment, net	2,775	1,328
Other assets, net	101	86

Total assets	$3,668	$1,832

Current maturities of long-term debt	$—	$5
Other current liabilities	756	800
Long-term debt	—	439
Note payable to Lyondell Chemical Company	785	—
Loans payable to partners	229	264
Other liabilities	102	113
Partners’ capital	1,796	211

Total liabilities and partners’ capital	$3,668	$1,832

(a)	Represents information for Houston Refining on a 100 percent basis The September 30, 2006 balances reflect the effects of the August 2006 Acquisition.

Table 23 - Houston Refining Unaudited Cash Flow Information (a)

(Millions of dollars)	For the nine months ended September 30,
	2006	2005
Cash flow from operations	$185	$440
Capital expenditures	170	121
Depreciation and amortization	106	86

(a)	The Refining information presented represents operating results of Houston Refining on a 100 percent basis. The effects of the August 2006 Acquisition are included prospectively from the date of acquisition.